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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K
                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) DECEMBER 22, 1999


                          DATA SYSTEMS & SOFTWARE INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)



      Delaware                         0-19771                    22-2786081
(State or Other Jurisdiction    (Commission file Number)        (IRS Employer
    of Incorporation)                                        Identification No.)


    200 Route 17, Mahwah, New Jersey                               07430
(Address of Principal Executive Offices)                        (Zip Code)


        Registrant's telephone number, including area code (201) 529-2026


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Item 2. ACQUISITION OR DISPOSITION OF ASSETS.

     On December 22, 1999, the Registrant entered into a definitive agreement to sell all of its interest in Tower Semiconductor Ltd. to the Israel Corporation Ltd., a publicly-held Israeli holding company, for approximately $30,889,000. Pursuant to the agreement, DSSI may be entitled to receive up to an additional approximately $2,400,000 to the extent that the Israel Corporation sells Tower shares (other than in unsolicited market transactions or in a sale or transfer to an affiliate) during 2000, at a sales price in excess of $11.00 per share. DSSI currently owns 60% of Tower Semiconductor Holdings (1993) Ltd., a holding company which holds approximately 5.4 million Tower shares, or approximately 45% of Tower's outstanding shares. The Israel Corporation currently owns the other 40% of the holding company. The closing of the transaction, which is subject to certain consents and customary closing conditions and may be subject to approval of Israeli antitrust authorites, is scheduled to occur in February 2000.

     The purchase price and the other terms of the transaction were determined by arms-length negotiations between the Israel Corporation and the Registrant.

Item 7. FINANCIAL STATEMENTS AND EXHIBITS.

     (a)  Not applicable.

     (b)  Not applicable.

     (c)  Exhibits.

     2.1 Agreement among the Registrant, the Israel Corporation Ltd. and Tower Semiconductor Holdings (1993) Ltd. dated as of December 22, 1999.

     99.1 Press release dated December 22, 1999.


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                                   SIGNATURES

     Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized, in Tel Aviv, Israel, on December 30, 1999.


                                                  DATA SYSTEMS & SOFTWARE INC.



                                                  BY: /s/ Yacov Kaufman
                                                  -------------------------
                                                  VICE PRESIDENT AND
                                                  CHIEF FINANCIAL OFFICER

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